UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On September 25, 2009, QVC, Inc. (QVC) issued a press release announcing the completion of the previously announced offering of $1 billion in aggregate principal amount of 7.50% Senior Secured Notes due 2019 (the Notes) at an issue price of 98.278% on September 25, 2009.  The net proceeds of the Notes will be used to fund the purchase and cancellation of outstanding term loans under QVC’s senior secured credit facilities that mature in 2014.  QVC is a wholly-owned subsidiary of Liberty Media Corporation (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) attributed to the Liberty Interactive group.

The Notes were offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and to persons outside the United States in accordance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and the press release attached hereto as Exhibit No. 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated September 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated September 25, 2009